Exhibit 23.1
CONSENT OF INEPENDENT AUDITORS

We consent to the use of our report dated February 2, 2015, with respect to the financial statements of Specialty Pipe & Tube, Inc. included in the Current Report (Amendment No. 1) (Form 8-K/A) dated February 2, 2015.

/s/ Dixon Hughes Goodman LLP
Charleston, West Virginia
February 2, 2015